EXHIBIT 23.1

CONSENT OF GUMBINER, SAVETT, FINKEL, FINGLESON & ROSE, INC., INDEPENDENT AUDITORS

Axesstel, Inc.

San Diego, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-2 of our report dated March 18, 2004, relating to the consolidated financial statements of Axesstel, Inc., for the year ended December 31, 2003, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ GUMBINER, SAVETT, FINKEL, FINGLESON & ROSE, INC.

GUMBINER, SAVETT, FINKEL, FINGLESON & ROSE, INC.

Santa Monica, California

May 4, 2004